EXCLUSIVE DISTRIBUTION AGREEMENT
                        --------------------------------


This Agreement is made and entered into on September 1, 2001 by and between GolfGear International, Inc., a Nevada corporation, having its main office and place of business at 12771 Pala Drive, California 92841 (hereinafter referred to as the "Company"), and Yunnan Zhongyi Industry CO. LTD., located at 25/F. Fengyuan Plaza, Renmin Road, Kunming, China (hereinafter referred to as the "General Exclusive Distributor").

WHEREAS, Company manufacturers and sells products;

WHEREAS, General Exclusive Distributor desires to perform certain services on behalf of Company with respect to selling products;

NOW THEREFORE, in  consideration  of  mutual  conditions  and  obligations hereinafter set forth, the parties hereto have agreed as follows:

1.  PRODUCTS

Company hereby appoints General Exclusive Distributor, and the General Exclusive Distributor hereby accepts appointment as Company's exclusive sales distributor in Mainland China, Macao, Hong Kong, and Taiwan to promote and assist in the sales of products as listed below:

All golf clubs and parts produced by Company, all golf accessories produced by Company (hereinafter referred to as the "Products").

2.   TERRITORY

2.1 The sales territory designated herein is the geographic area of Mainland China as well as Macao, Hong Kong, Taiwan, for which General Exclusive Distributor will exert its best effort for sales of the Products. General Exclusive Distributor is expressly forbidden to export Company's Products to other markets. General Exclusive Distributor may not carry competing products without the Company's permission.

2.2 General Exclusive Distributor has full authorization to appoint sub distributors within the territory agreed upon. The Company will be advised of all sub distributor appointments.

3.   MAJOR  RESPONSIBILITY  OF  DISTRIBUTOR

3.1 Generate and stimulate interests in the Products and furnish information with to Company with regard to market trend and prospective purchasers of the Products.

3.2 Participate in the sales promotion activities and trade shows to benefit sales of products and assist and advise Company in these regards.

3.3 The General Exclusive Distributor will be responsible for all marketing efforts, such as advertising, promotion, etc within the territory as defined herein.

4.   MAJOR  RESPONSIBILITY  OF  COMPANY


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4.1  Endeavor  to  maintain  the  delivery  conditions of all orders accepted by
     Company.

4.2 Provide general distribution to the full extent with sales and technical information and assistance regarding the Products.

4.3 Keep General Exclusive Distributor informed of specification changes of Products. The parties will mutually agree on all specifications and/or changes to specifications on all golf clubs.

5.   TERMS  OF  SALES

Terms will be irrevocable letter of credit to be drawn only to GolfGear International, Inc. as per Pro-forma invoices F.O.B. factory; Garden Grove, California, U.S.A.

6.   PURCHASE  ORDER  AND  DELIVERY

The General Exclusive Distributor can issue purchase orders on behalf of purchasers in the territory and Company shall ship and deliver Products by virtue of purchase order. Company requires a 90-120 day lead-time on products produced for General Exclusive Distributor on an exclusive basis. Products that are considered "in-line" goods could be shipped in a shorter period of time, to be determined when orders are placed.

7.   RELATIONSHIP  OF  PARTIES

Company shall not deal directly with consumers in the territory and in case any customer in the territory contacts Company, the Company shall notify and consult with General Exclusive Distributor.

8.   ASSIGNMENT  OF  AGREEMENT

Neither this agreement nor any rights or obligations, hereunder may be assigned by General Exclusive Distributor without the prior written consent of Company, within 30 days.

9.   DURATION  AND  TERMINATION

9.1 This agreement shall be effective for an initial period of five (5) years from the effective date of this agreement, and shell be extended automatically for a period of five (5) years unless there is a written notice from either party not less than 90 days prior to expiration date. Upon completion of the aforementioned two (2) five (5) year periods, there will be two additional five (5) year periods.

9.2 If either party hereto continues in default of any obligation imposed on it herein for more than 60 days after written notice by the other party has been dispatched requesting the party in default to remedy such default, the other party may terminate by registered mail to the party in default and this agreement shall terminate on the date of dispatch of such notice.

9.3 In the event of bankruptcy; receivership; insolvency or assignment for the benefit of creditors or either party hereto, the other party may terminate this agreement effective immediately by giving written notice to that effect.

10.  PRODUCT  LIABILITY  INSURANCE


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During  the  term  of  this  agreement,  the  Company will maintain a minimum of
$1,000,000 each occurrence and $2,000,000 aggregates of product liability insurance covering the sale and distribution of its products throughout the world, and shall name the General Exclusive Distributor as an additional insured under such policy. A copy of insurance policy will be provided to show proof of insurance on a worldwide basis.

11.  PRODUCT  WARRANTY

All products sold by the Company shall be fully warranted against defects in workmanship for the life of the product, and any products identified by the General Exclusive Distributor, as defective will be replaced by the Company without charge, including freights and related direct costs.

12.  QUALITY  CONTROL

During the term of this agreement, the Company will maintain documented quality control systems and procedures that meet or exceed industry standards. Both parties will set a mutually agreed standard for quality control, as to what is acceptable and what would not be acceptable in terms of the definition of "defective"

13.  EFFECTIVE  DATE

This agreement shall become effective as of the day and date first written above.

14.  APPLICABLE  LAW

This Agreement shall be governed by the law of State of California and by the law of China.

15.  ENTIRETY

This instrument constitutes the entire agreement and understanding between the parties hereto relative to the subject matter hereof and there are no understandings, agreements, conditions or representations, oral or written, expressed, or implied, with reference to the subject matter hereof, that are merged herein or superseded hereby. No modification hereof shall be of any force or effect unless reduced to writing and signed by the parties claimed to be bound hereby and no modification shall be affected by the acknowledgment of acceptance of any order containing different conditions.

16.  CONFIDENTIALITY

The Company and General Exclusive Distributor will execute a confidentiality/Non-disclosure Agreement.

17.  NON-TRADING

During the term of this agreement, the General Exclusive Distributor agrees not to engage in any open market purchases or sales of the Company's common stock, without the prior written consent of the Company.

18.  COMPREHENSIVE  AGREEMENT

Parties may elect to prepare a more comprehensive distribution agreement to the execution of this agreement.

19.  RIGHT  TO  PURCHASE  SHARES


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19.1 The  General  Exclusive  Distributor has the right to invest one million US dollar to purchase GolfGear International, Inc. four million shares within six months from the date of this agreement signed detailed in the terms and conditions written in Exhibit C.
19.2 The General Exclusive Distributor must fulfill the obligation to purchase the order as specified as following;

First Order    before  October 30th, 2001, totaling US$250,000.00 or more, but less  than  US$  one  (1)  million,

Second Order   before January 30, 2002, totaling US$250,000.00 more, but less than  US$  one  (1)  million,

Third Order    before  April  30,  2002, totaling US$250,000.00 more, but less than  US$  one  (1)  million.

Forth Order    before July 30, 2002, totaling US$250,000.00 more, but less than
               US$  one  (1)  million.

20.  SALES  PERFORMANCE  SCHEDULE

This twenty (20) year agreement of four (4) five (5) year periods includes a sales performance schedule that is structured as follows:

Annual  Forecast  Amount

In Year No. 1:      Beginning  September1,  2001  total  annual purchases from
                    Company  shall  exceed  US$500,000  to  US$3,000,000.

In Year No. 2:      Totaling  annual  purchases  from the Company shall exceed
                    US$500,000  to  US$3,000,000.

In Year No. 3:      Totaling  annual  purchases  from the Company shall exceed
                    US$500,000  to  US$3,000,000.

In Year No. 4:      Totaling  annual  purchases  from the Company shall exceed
                    US$500,000  to  US$3,000,000.

In Year No. 5:      Totaling  annual  purchases  from the Company shall exceed
                    US$500,000  to  US$3,000,000.

21.  LICENSE

21.1 It is understood that General Exclusive Distributor will purchase fully assembled hard goods (clubs, putters, wedges, etc.) from Company

21.2 The General Exclusive Distributor has the right to license the name brand "GolfGear", including the brands Leading Edge, Diva, Player's Golf, Bel-Air Golf, and any other brands that Company has used or may use in the future, for use on apparel, bags, shoes, etc. and other accessories for a six (6) percent royalty for year one, five (5) percent for year two, three (3) percent for year three, and three (3) percent every year thereafter based on the price that the General Exclusive Distributor pays for such goods to manufactory. Such royalty shall be paid on a quarterly basis, and Company shall have the right to audit royalty payments from time to time.


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21.3 Royalties  are  to  be  paid  on  goods  intended for resale. No royalty is required on goods used for promotional items, give-away, etc. Goods purchased directly from Company are exempt from royalties.

21.4 The  name  brand  GolfGear may be licensed for tobacco products for a three
     (3)  percent  royalty  based  on  the  price  paid  to  the  manufacturers.

21.5 The General Exclusive Distributor has the right to use the brand name GolfGear, Leading Edge, Players Golf, Diva and any other affiliated names now or in the future on other non-golfing related items, such as sun glasses, sun screen, bottled water etc. detailed in the royalty percentages listed in Item 21.2 of this agreement.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by there authorized representatives as of the date first above written:


COMPANY                                        GENERAL  EXCLUSIVE  DISTRIBUTOR




----------------------------                   --------------------------------
Donald  A.  Anderson                           George B.G. Zhang
President/Chairman                             Director/CEO
GolfGear International, Inc.                   Yunnan Zhongyi Industry CO.
LTD


Date-----------------------                    Date----------------------------


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